UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2023

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01         Entry into a Material Definitive Agreement

On October 10, 2023, ABT Holding Company, a wholly-owned subsidiary (“ABT Holding”) of Athersys, Inc. (the “Company”), and HEALIOS K.K. (“Healios”) entered into a binding memorandum of understanding (the “MOU”), pursuant to which, among other things, ABT Holding has entered into (i) an amendment (the “Fifth Amendment to License Agreement”) to that certain license agreement, dated as of January 8, 2016, as amended (the “Existing License Agreement”), and (ii) an assignment agreement for ARDS (as defined below) clinical doses (the “Assignment Agreement”), each with Healios and dated of even date with the MOU.

Under the Fifth Amendment to License Agreement, the Company agreed to grant Healios a non-exclusive worldwide license to develop and commercialize MultiStem with respect to treating acute respiratory distress syndrome (“ARDS”) in exchange for potential development and sales milestone payments and additional royalties totaling up to $150 million in the aggregate. The Assignment Agreement provides for ABT Holding’s assignment of certain MultiStem doses manufactured by using a 3D bioreactor process to Healios. ABT Holding expects to receive between $1.5 million and $4.5 million in near term payments.

Copies of the MOU, the Fifth Amendment to License Agreement and the Assignment Agreement will be filed as exhibits to the Company’s next periodic report, and the description of such documents is qualified in its entirety by reference to such exhibits.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are, or may be deemed, “forward-looking statements.” Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Any forward-looking statement speaks only as of the date of this Current Report on Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and investors are cautioned not to rely upon them unduly.

Item 8.01         Other Events

On October 10, 2023, the Company issued a press release regarding interim analysis results of the MASTERS-2 clinical study and the signing of the MOU. A copy of the press release is filed as Exhibit 99.1 hereto and is hereby incorporated herein by reference, other than the quotations by Dan Camardo.

Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2023
ATHERSYS, INC.

By:	/s/ Daniel Camardo
Daniel Camardo Chief Executive Officer and Duly Authorized Officer